                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 (the "'33 Act") and/or the Investment Company Act of 1940 with the Securities and Exchange Commission (each, a "Registrant"):

                                                             1933 Act      1940 Act
                                                           Reg. Number   Reg. Number
                                                           -----------   -----------
RiverSource Bond Series, Inc.                              2-72174         811-3178
RiverSource California Tax-Exempt Trust                    33-5103         811-4646
RiverSource Dimensions Series, Inc.                        2-28529         811-1629
RiverSource Diversified Income Series, Inc.                2-51586         811-2503
RiverSource Equity Series, Inc.                            2-13188         811-772
RiverSource Global Series, Inc.                            33-25824        811-5696
RiverSource Government Income Series, Inc.                 2-96512         811-4260
RiverSource Government Money Market Fund, Inc.             002-56805       811-02650
RiverSource High Yield Income Series, Inc.                 2-86637         811-3848
RiverSource Income Series, Inc.                            2-10700         811-499
RiverSource International Managers Series, Inc.            333-64010       811-10427
RiverSource International Series, Inc.                     2-92309         811-4075
RiverSource Investment Series, Inc.                        2-11328         811-54
RiverSource Large Cap Series, Inc.                         2-38355         811-2111
RiverSource Managers Series, Inc.                          333-57852       811-10321
RiverSource Market Advantage Series, Inc.                  33-30770        811-5897
RiverSource Money Market Series, Inc.                      2-54516         811-2591
RiverSource Sector Series, Inc.                            33-20872        811-5522
RiverSource Selected Series, Inc.                          2-93745         811-4132
RiverSource Series Trust                                   333-131683      811-21852
RiverSource Short Term Investments Series, Inc.            N/A             811-21914
RiverSource Special Tax-Exempt Series Trust                33-5102         811-4647
RiverSource Strategic Allocation Series, Inc.              2-93801         811-4133
RiverSource Strategy Series, Inc.                          2-89288         811-3956
RiverSource Tax-Exempt Series, Inc.                        2-57328         811-2686
RiverSource Tax-Exempt Income Series, Inc.                 2-63552         811-2901
RiverSource Variable Series Trust                          333-146374      811-22127
Seligman Capital Fund, Inc.                                002-33566       811-01886
Seligman Communications and Information Fund, Inc.         002-80168       811-03596
Seligman Frontier Fund, Inc.                               002-92487       811-04078
Seligman Global Fund Series, Inc.                          033-44186       811-06485
Seligman Growth Fund, Inc.                                 002-10836       811-00229
Seligman LaSalle Real Estate Fund Series, Inc.             333-105799      811-21365
Seligman Municipal Fund Series, Inc.                       002-86008       811-03828
Seligman Municipal Series Trust                            002-92569       811-04250
Seligman Portfolios, Inc.                                  033-15253       811-05221
Seligman TargetHorizon ETF Portfolios, Inc.                333-126647      811-21788
Seligman Value Fund Series, Inc.                           333-20621       811-08031

Document Number: 276008

RiverSource LaSalle International Real Estate Fund, Inc.   333-141258      811-22031
Seligman Premium Technology Growth Fund, Inc.                              811-22328
Tri-Continental Corporation                                *               811-00266
(Common, Preferred, Warrants)

* Each time additional shares are registered for Tri-Continental Corporation, the Securities and Exchange Commission assigns a new '33 Act file number.

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards of Directors/Trustees of the Registrants who is not an interest person of the investment manager, and Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Tara W. Tilbury, and Joseph L. D'Alessandro, each individually, his or her true and lawful attorney-in-fact and agent (each an "Attorney-in-Fact") with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned's capacity as director/trustee of each Registrant, in the furtherance of the business and affairs of each Registrant:
(i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the "Acts") and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission ("SEC") in respect thereof, in connection with the filing and effectiveness of each Registrant's Registration Statement regarding the registration of each Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

Document Number: 276016             Version: 2

     Dated the 6th day of April, 2010.


/s/ Kathleen A. Blatz                      /s/ Stephen R. Lewis, Jr.
-------------------------------------      -------------------------------------
Kathleen A. Blatz                          Stephen R. Lewis, Jr.


/s/ Arne H. Carlson                        /s/ John F. Maher
-------------------------------------      -------------------------------------
Arne H. Carlson                            John F. Maher


/s/ Pamela G. Carlton                      /s/ Catherine James Paglia
-------------------------------------      -------------------------------------
Pamela G. Carlton                          Catherine James Paglia


/s/ Patricia M. Flynn                       /s/ Leroy C. Richie
-------------------------------------      -------------------------------------
Patricia M. Flynn                           Leroy C. Richie


/s/ Anne P. Jones                          /s/ Alison Taunton-Rigby
-------------------------------------      -------------------------------------
Anne P. Jones                              Alison Taunton-Rigby


/s/ Jeffrey Laikind                        /s/ William F. Truscott
-------------------------------------      -------------------------------------
Jeffrey Laikind                            William F. Truscott

Document Number: 276016             Version: 2